UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): June 30, 2005

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                              PharmaFrontiers Corp.
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             (Exact Name of Registrant as Specified in Its Charter)


                                      Texas
                 (State or Other Jurisdiction of Incorporation)

          000-25513                                     76-0333165
          ---------                                     ----------
  (Commission File Number)                  (I.R.S. Employer Identification No.)

    2408 Timberloch Place, Suite B-7
          The Woodlands, Texas                            77380
          --------------------                            -----
(Address of Principal Executive Offices)                (Zip Code)

       Registrant's telephone number, including area code: (281) 272-9331

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 3.02.        Unregistered Sales of Equity Securities.

     On June 30, 2005 the Company completed an exchange of its 15% Exchangeable Convertible Promissory Notes (the "Bridge Notes) and the right to be issued warrants (the "Bridge Warrants") in connection with the Bridge Notes and held by institutional and other accredited investors ("Note holders"). In exchange for the Bridge Notes, under which an aggregate of $6,693,027 in principal and interest was owed, the Company issued 4,462,018 units at $1.50 per unit; each unit is comprised of one share of newly issued common stock and three separate types of warrants to purchase a total of 2.75 shares of common stock as follows: a Series A Warrant for 1.25 shares with an exercise price of $2.00 which expires on the later of January 25, 2006 or five months after the registration statement referred to below is declared effective; a Series B Warrant for one-half of a share with an exercise price of $2.90 which expires on the later of September 25, 2006 or 12 months after the registration statement referred to below is declared effective; and a Series C Warrant for one share with an exercise price of $4.00 that expires on May 25, 2010. In addition, 1,232,997 shares of Common Stock were issued in consideration for the surrender of the rights to the Bridge Warrants held by the Note holders. The units were issued pursuant to an exemption from registration under Rule 506 of Regulation D. All of the Bridge Notes and Bridge Warrants were exchanged so that none are now outstanding.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    PHARMAFRONTIERS CORP.


                                    By: /s/ David B. McWilliams
                                        -----------------------
                                    David B. McWilliams, Chief Executive Officer

DATE:  June 30, 2005


                                  End of Filing